Code of Ethics

Adopted:  October 30, 2009

Amended:   August 30, 2011

Arin Risk Advisors, LLC
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Code of Ethics

TABLE OF CONTENTS
Introduction

1.1 In General

1.1.1 Standards of Business Conduct; “Supervised Persons”

1.1.2 Compliance with Securities Laws is Mandatory

1.1.3 Ethics Requirements Under State Securities Laws

1.2 Reporting Personal Securities Transactions

1.2.1 Who is an Access Person

1.2.2 What are Reportable Securities

1.2.3 What is a Direct or Indirect Beneficial Interest

1.2.4 Holding reports

1.2.5 Transaction reports

1.2.6 Review of Reports

1.2.7 Pre Approvals

1.3 Unethical Trading Practices

1.3.1 Front running/Dumping

1.3.2 Improper Use of Information

1.3.3 Conditioning (Manipulating) the Market

1.3.4 Inducements

1.3.5 Short Term Trading and Market Timing

1.4 Misuse of Material Inside Information

1.5 Other Conduct

1.5.1 “Blackout Periods”

1.5.2 Pending Transactions/ Allocation of Investment Opportunities

1.5.3 Public Commentary

1.5.4 Gifts, Entertainment and Training Expenses

1.5.5 Service on Boards of Directors, etc.

1.6 Review and Further Actions

1.7 Books and Records

Appendices

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Introduction

This Code of Ethics is adopted pursuant to Rule 204A-1 of the Investment Adviser Act of 1940, as amended (the “Advisers Act”) and is intended to be utilized by all Arin Risk Advisors, LLC personnel in the conduct of Arin Risk Advisors, LLC business.

This Code of Ethics is adopted to set forth standards of conduct, require compliance with securities laws and establish procedures reasonably designed to prevent “Access Persons” from engaging in the prohibited practices. The code is to be reviewed and approved at least annually and copies of each version are to be preserved for at least five years.

SEC Rule 204A-1 requires every investment adviser registered or required to be registered under section 203 of the Act to establish, maintain and enforce a written code of ethics that, at a minimum, includes:

1.	A standard (or standards) of business conduct that the adviser requires of each supervised person, which standard must reflect the adviser’s fiduciary obligations and those of its supervised persons;
2.	Provisions requiring the supervised persons to comply with applicable federal securities laws;
3.	Provisions that require all “Access Persons” to report, and the firm to review, their personal securities transactions and holdings periodically as provided in the Rule;
4.
Provisions requiring supervised persons to report any violations of the code of ethics promptly to the chief compliance officer or, provided the chief compliance officer also receives reports of all violations, to other persons designated in the code of ethics; and

5.
Provisions requiring the firm to provide each supervised person with a copy of the code of ethics and any amendments, and requiring the supervised persons to provide the firm with a written acknowledgment of their receipt of the code and any amendments.

The Chief Compliance Officer is responsible for overseeing and enforcing the Code of Ethics.  This oversight shall at a minimum include the following on a regular basis:

▪	Reviewing Access Persons’ personal securities reports
▪	Assessing whether Access Persons are following required internal procedures
▪	Evaluating transactions to identify any prohibited practices
▪	Assessing relative performance of personal accounts vs. customer accounts.”

Each employee and associated person must date and sign the Acknowledgment on page eleven (11) of this Code of Ethics and return a copy of the signed Acknowledgment to the Chief Compliance Officer.

In addition, each employee or associated person must take personal responsibility to report promptly to the Chief Compliance Officer any suspected violations of this Code of Ethics where applicable.

Arin Risk Advisors, LLC is required to include in Form ADV Part 2Aa reference to this Code of Ethics and that a copy of the Code of Ethics will be delivered to the recipient of Form ADV Part 2A upon request addressed to the Chief Compliance Officer.

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1.1 In General

1.1.1 Standards of Business Conduct

Federal and state securities laws and regulations make it clear that registered investment advisers and their employees, have a fiduciary duty to their clients with respect to the advice and management services provided. This is often expressed as the “prudent man rule.” A fiduciary is to approach his or her client’s affairs with the same prudence as would be used in the management of his or her own. Fiduciaries are expected to place the interests of the client before their own. Fiduciaries cannot withhold material information from a client that would affect the client’s investment decision.

Arin Risk Advisors, LLC acknowledges that, as a fiduciary, we have a fundamental obligation to act in the best interests of our clients and our clients a duty of undivided loyalty and utmost good faith.

1.1.2 Compliance with Securities Laws is Mandatory

Federal and state antifraud statutes set forth a number of basic principles which underpin the enforcement of ethical principles in adviser administration. Thus neither an adviser nor any employee may:

▪	Employ any device, scheme or artifice to defraud a client;
▪	Make any untrue statement of material fact or material omission in communications to clients or the public; or
▪	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon a client.

Non-compliance with the provisions of this Code of Ethics will not be tolerated.

1.1.3 Ethics Requirements under State Securities Laws

The legal regulatory structure does not require every adviser to be state registered.
However, state “anti-fraud” and ethics laws and regulations continue to apply to each adviser doing business in the state. Accordingly, attention needs to be paid to the ethics requirements of each state where Arin Risk Advisors, LLC is doing business.

State securities administrators have their own code of ethics. In April, 2004 the North American Security Administrators Association (NASAA) updated its Statement of Policy Concerning Unethical Business Practices of Investment Advisers (Statement).  The Statement is used by a number of state securities administrators in evaluating the ethics of regulated advisers. The Statement identifies a number of specific practices which the state administrators define as unethical:

▪
Recommending to a client to whom supervisory, management or consulting services are provided the purchase, sale or exchange of any security without reasonable grounds to believe that the recommendation is suitable for the client on the basis of information furnished by the client after reasonable inquiry concerning the client's investment objectives, financial situation and needs, and any other information known by the investment adviser.

▪
Exercising any discretionary power in placing an order for the purchase or sale of securities for a client without obtaining written discretionary authority from the client within ten (10) business days after the date of the first transaction placed pursuant to oral discretionary authority, unless the discretionary power relates solely to the price at which, or the time when, an order involving a definite amount of a specified security shall be executed, or both.

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▪
Inducing trading in a client's account that is excessive in size or frequency in view of the financial resources, investment objectives and character of the account in light of the fact that an adviser in such situations can directly benefit from the number of securities transactions effected in a client's account. The rule appropriately forbids an excessive number of transaction orders to be induced by an adviser for a "customer's account."

▪	Placing an order to purchase or sell a security for the account of a client without authority to do so.
▪	Placing an order to purchase or sell a security for the account of a client upon instruction of a third party without first having obtained a written third-party trading authorization from the client.
▪	Borrowing money or securities from a client unless the client is a broker-dealer, an affiliate of the investment adviser, or a financial institution engaged in the business of loaning funds.
▪	Loaning money to a client unless the investment adviser is a financial institution engaged in the business of loaning funds or the client is an affiliate of the investment adviser.
▪
To misrepresent to any advisory client, or prospective advisory client, the qualifications of the investment adviser or any employee of the investment adviser, or to misrepresent the nature of the advisory services being offered or fees to be charged for such service, or to omit to state a material fact necessary to make the statements made regarding qualifications, services or fees, in light of the circumstances under which they are made, not misleading.

▪
Providing a report or recommendation to any advisory client prepared by someone other than the adviser without disclosing that fact. (This prohibition does not apply to a situation where the adviser uses published research reports or statistical analyses to render advice or where an adviser orders such a report in the normal course of providing service.)

▪	Charging a client an unreasonable advisory fee.
▪
Failing to disclose to clients in writing before any advice is rendered any material conflict of interest relating to the adviser or any of its employees which could reasonably be expected to impair the rendering of unbiased and objective advice including:

a)	Compensation arrangements connected with advisory services to clients which are in addition to compensation from such clients for such services; and
b)	Charging a client an advisory fee for rendering advice when a commission for executing securities transactions pursuant to such advice will be received by the adviser or its employees.
▪	Guaranteeing to a client that a specific result will be achieved (gain or no loss) with advice, which will be rendered.
▪	Publishing, circulating or distributing any advertisement which does not comply with Rule 206 (4)-1 under the Investment Advisers Act of 1940.
▪	Disclosing the identity, affairs, or investments of any client unless required by law to do so, or unless consented to by the client.
1.1.3 Political Contributions

The Company shall not accept an investor/client within two years after the Company or any Covered Associate make a contribution to an elected official of a government entity (incumbent, candidate or successful candidate) that is in a position, directly or indirectly, to influence the selection of the Company. (This prohibition shall not apply to contributions by a Covered Associate who is a natural person if and to: (1) Officials who the Covered Associate was entitled to vote at the time of the contribution and which in the aggregate do not exceed $350 to any one official, per election, or to officials for whom the Covered Associate was not entitled to vote at the time of the contribution and which in the aggregate do not exceed $150 to any one official, per election; (2) The contribution was made more than six months prior to becoming a Covered Associate of the Company unless such person, after

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becoming a Covered Associate, solicits clients on behalf of the Company; or (3) The Company returns any contribution (which cannot exceed $350) within four months of the date of the contribution and within 60 days of the date of discovery of the contribution. (Limited to one instance by the same Covered Associate, two instances for advisers with 50 or fewer employers or two instances for advisers with more than 50 employees))

The Company and its Covered Associates shall not coordinate or solicit any person to make any contributions to an elected official (incumbent, candidate or successful candidate) of a government entity who is an investor/client or who the Company is seeking to be an investor/client and shall not coordinate or solicit payment to political parties of a state or locality who is an investor/client or seeking a government entity to be an investor/client.

The Company shall not agree to pay or pay a third party, such as a solicitor or placement agent, to solicit government entity clients on behalf of the Company, unless that third party is an executive officer, general partner, managing member (or similar status) or employee of the Company, an SEC-registered investment adviser in compliance with Rule 206(4)-5 or broker-dealer subject to similar restrictions imposed by FINRA.

      “Covered Associate” shall mean: (i) Any general partner, managing member or executive officer, or other individual with a similar status or function; (ii) Any employee who solicits a government entity for the Company and any person who supervises, directly or indirectly, such employee; and (iii) Any political action committee controlled by the Company or by any of the aforementioned persons.

1.2 Reporting Personal Securities Transactions

The SEC Rules require reporting and monitoring of the investment activities of the firm’s employees. When investment advisory personnel invest for their own accounts, conflicts of interest may arise between the client’s and the employee's interests. The reporting regulations are designed to deter problem activity and to create a “level playing field.”

Arin Risk Advisors, LLC must maintain a record of all transactions in Reportable Securities in which an Access Person has a “direct or indirect beneficial interest.” (See Section 1.2.3)

Arin Risk Advisors, LLC undertakes to protect the privacy and security of the information provided by non-Access Persons’ as a consequence of their relationship with one or more of Arin Risk Advisor, LLC’s listed Access Persons. As such, the Chief Compliance Officer is responsible for ensuring that such reports are only distributed to those individuals who have a compliance need to view and analyze them.

1.2.1 Who is an “Access Person”

An Access Person is any person supervised by Arin Risk Advisors, LLC who has access to nonpublic information regarding any client’s purchase or sale of securities, or information regarding the portfolio holdings of any Reportable Fund (see below); or  who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

As a matter of policy, Arin Risk Advisors, LLC designates ALL employees of the company as Access Persons’ with respect to its compliance with Rule 204A-1.

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1.2.2	What are “Reportable Securities”

Reportable Securities are all securities as defined in Section 202(a)(18) of the Act, including listed and unlisted securities, private transactions (which include private placements, non-public stock or warrants), EXCEPT:
(a)	direct obligations of the united States Government;
(b)	bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short term debt instruments including repurchase agreements;
(c)	shares issued by money market funds
(d)	open end mutual funds and exchange traded funds (‘ETF’s”) other than “Advised Funds” (i.e., registered funds for which ARA or any other related business entity acts as advisor or sub-advisor)
(e)	Transactions in units of UIT’s that are invested solely in the shares of unaffiliated open end mutual funds (e.g., variable product sub-accounts)

Advised Funds include all funds for which Arin Risk Advisors, LLC serves as investment adviser and any fund whose investment adviser controls is controlled by or is under common control with, Arin Risk Advisors, LLC.

1.2.3	What is a “Direct or Indirect Beneficial Interest”

A Direct or Indirect Beneficial Interest includes any direct ownership or an indirect pecuniary interest through any contract, arrangement, understanding, relationship or otherwise, including immediate family members (person who is supported directly or indirectly to a material extent by such person), partners in a partnership or beneficiaries of a trust. The term pecuniary interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Reportable Securities.

1.2.4	Holdings Reports

Each Access Person must submit to the Chief Compliance Officer a signed Holdings Report (See Appendix C), within ten (10) days of the date the person becomes an Access Person AND annually at least once in each subsequent 12 month period.

The Holding Report must be signed and personally delivered or mailed to the Chief Compliance Officer. All Holding Reports will be held in confidence by the Chief Compliance Officer in a secure location, subject to review requirements by authorized officers of Arin Risk Advisors, LLC.  Each Holding Report shall contain the following information, current within not more than 45 days of the date the person became an Access Person or the date of the Report as the case may be, for each Reportable Security in which the Access Person has a “direct or indirect beneficial interest”:
▪	title, exchange ticker or CUSIP number of the security involved;
▪	number of shares or principal amount and dollar value of purchase;
▪	date of acquisition;
▪	nature of the acquisition (purchase or other);
▪	nature of the interest ( direct or indirect and how held );
▪	price at which effected;
▪	name of each broker dealer or bank where the person maintains an account or where the securities are held;
▪	date of the report.

Arin Risk Advisors, LLC retains copies of each access person’s brokerage account statements to satisfy these requirements.

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1.2.5 Transaction Reports

Each Access Person must submit to the Chief Compliance Officer a signed Transaction Report, (see Appendix D) within thirty (30) days of the end of each calendar quarter, containing the following information with respect to each transaction during the quarter involving a reportable security in which the Access Person has, or acquires, a “direct or indirect beneficial interest”:
▪	title, exchange ticker or CUSIP number of the security involved;
▪	number of shares or principal amount and dollar value of purchase;
▪	nature of transaction ( purchase, sale, other type of acquisition, etc );
▪	price of the security;
▪	name of the broker, dealer or bank with or through which the transaction was effected;
▪	nature of ownership ( direct or indirect and how held );
▪	date of the transaction;
▪	date of the report; and
▪	copies of all confirmations.

Copies of brokerage account statements containing the above data will satisfy these requirements.

Exceptions from Reporting Requirements

Arin Risk Advisors, LLC does not require reports with respect to the following:

a)	Any reports for securities in accounts over which the Access Person has no direct or indirect influence or control;
b)	Transaction reports for transactions pursuant to automatic investment plans;
c)
Transaction reports which would duplicate information contained in broker trade confirmations or account statements already held in Arin Risk Advisors, LLC’s records as long as the confirmations or statements are received by Arin Risk Advisors, LLC no later than 30 days after the end of the applicable calendar quarter;

1.2.6                      Review of Reports

Upon receipt of each Holding Report or Transaction Report the Chief Compliance Officer will review it to determine whether or not there are any questions about the contents, including the security(ies) referenced, size, timing or other aspects of the holding or transaction that require further inquiry. Particular, access person reports will be reviewed for unauthorized trading relating (but not limited) to the following issues:

a)	Securities currently on the firm’s Restricted list;
b)	Securities currently on the firm’s Watch list;
c)	Initial public offerings;
d)	Private placements;
e)	Any securities which may be potentially affected by inside information that the firm or access person may possess;
f)	Market timing (if prohibited);
g)	Front Running;
h)	Participating in bunched trades to the disadvantage of clients;
i)	Trading activity in contravention to advice given to clients.

Reports requiring no further inquiry are initialed and filed. Those requiring further inquiry will be the subject of “follow up” with the individual(s) involved and appropriate further action will be taken, if necessary, as described below.

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Personal Securities Holdings and Transaction Reports will be reviewed by the Chief Compliance Officer within 15 days of collection. If a problem or concern is detected, the Chief Compliance Officer will immediately take appropriate action on any items that may conflict or potentially cause a conflict with the Code. Documentation of any actions taken, including any resolution or remediation will be created and maintained as required by the Rule under the direction of the Chief Compliance Officer. All reports will be initialed by the Chief Compliance Officer after their review is complete.

1.2.7 Pre Approvals

Arin Risk Advisors, LLC requires that each Access Person obtain pre-approval in writing from the Chief Compliance Officer before he or she acquires direct or indirect beneficial ownership of any security[in an initial public offering or in a limited offering] (See Appendix A).

Arin Risk Advisors, LLC also requires that each Access Person obtain pre-approval from the Chief Compliance Officer before opening any brokerage account. Arin Risk Advisors, LLC may restrict the number of accounts or the broker dealers with whom accounts may be opened (See Appendix D).

Arin Risk Advisors, LLC maintains a “restricted list” of securities in which Access Persons may not transact purchases or sales without pre-approval in writing from the Chief Compliance Officer. Each Access Person is responsible for checking the “restricted list” before engaging in any personal transaction.

1.3 Unethical Trading Practices

With respect to enforcing Arin Risk Advisor’s Code of Ethics, the firm will monitor the activities of its representatives and Access Persons to ensure compliance with provisions of the Code including the various securities and non-securities related components of the Code. Any perceived violations of the Code will be immediately investigated, resolved, and documented as appropriate to the situation.

The following practices are universally regarded as violations of SEC and/or state regulations and are subject to severe penalties if discovered:

1.3.1 Front running/Dumping

Purchasing or selling a security (including a mutual fund) in a personal account before purchasing or selling that security in a client account; OR purchasing or selling with advance knowledge of, and before, corresponding purchases or sales in portfolios of mutual funds owned by clients. In both cases, acting to obtain a more favorable price for a personal account than may be later available.

1.3.2 Improper Use of Information

Generally using economic, market or other investment information obtained by virtue of one’s position with the adviser to advance a personal interest. SEE ALSO BELOW: “Misuse of Material Inside Information”.

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1.3.3 Conditioning (Manipulating) the Market

Utilizing one’s position or influence with a fund or clients to induce purchases or sales by these persons or entities of thinly traded securities in anticipation of profit from timed personal sales or purchases of these same securities.

1.3.4 Inducements

The receipt of inducements or other benefits, including warrants or cash, from sponsors or others in return for selling or recommending certain mutual funds or other securities.

1.3.5 Short Term Trading and Market Timing

Arin Risk Advisors, LLC prohibits Short Term Trading and Market Timing by all employees and Associated Persons when in conflict with client account management. “Short Term Trading” is the practice of purchasing and selling the same security and/or the options or convertibles in a security within a short period of time. The length of the time period can vary from as short as a single trading day to a period of weeks, depending on the volatility of the security, use of margin, discount transaction costs or methods, etc.

“Market Timing” is the practice of placing purchase and sales orders in the same security or a related security in different markets in order to take advantage of price differentials. Transactions which have as their apparent purpose the obtaining of a short term trading and/or a market timing advantage at the expense of Arin Risk Advisor’s clients will be regarded as a violation of Arin Risk Advisor’s Code of Ethics where applicable and dealt with severely. Persons who have engaged in these transactions may be subject to the requirement that they give up any profits obtained or otherwise subjected to disciplinary action.

1.4 Misuse of Material Inside Information (also referred to as Material Non Public Information)

In situations where Arin Risk Advisors, LLC provides research services or securities analyses where it may come into contact with material inside information relating to a company, the firm will review (prior to assignment) the securities holdings and transaction activity of the access person to be assigned to conduct such research or analysis to ensure the access person:
a)	Does not currently hold the security in any brokerage account where they have actual or beneficial ownership;
b)	Does not have a prior trading history with respect to such security within the last 12 months;
c)	Does not have any other discernible conflict of interest which may impair their objectivity with respect to the assignment.

Material Inside Information is information:

▪	Not generally available to the public,
▪	About which the public has not had a reasonable opportunity to make an investment decision,
▪	Communicated in breach of a fiduciary duty owed by employee or person under contract or professional relationship or misappropriated from such a person,

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▪
With “Substantial likelihood” that a reasonable investor would consider the information to be important in making investment decision (likely to have a substantial effect on the price of the company’s stock).

Examples of Material Inside Information

▪	Special briefing information provided to analysts and other securities professionals by company officials in the course of dealings with the investment community;
▪	Plan to change fund manager;
▪	Plan to purchase or sell specific securities by fund;
▪	Alteration in manager or fund philosophy or strategy;
▪	Merger, tender offer, joint venture or other acquisition or similar transaction ;
▪	Stock split or stock dividend or other change in dividend practice;
▪	Significant earnings change;
▪	Litigation;
▪	Default in a debt obligation or a missed or changed dividend;
▪	Sale or redemption of securities or change in ownership of a significant block of securities; or
▪	Change in major product, customer or supplier.

Penalties for Insider Trading

The legal consequences for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he/she does not personally benefit from the violation. Penalties may include:

•	civil injunctions

•	jail sentences

•	revocation of applicable securities-related registrations and licenses

•	fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

•	fines for the Associated Person or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

Prohibited Activities
Associated Persons of Arin Risk Advisors, LLC are absolutely prohibited from involving themselves in any way in any securities transaction undertaken with knowledge of material nonpublic information. All Associated Persons are prohibited from such conduct including (a) trading or recommending trading in securities for any account (personal or client) while in possession of material, non-public information; or (b)communicating material, non-public information to any other person.

The law absolutely requires that an adviser and any Associated Person refrain from any “Personal Securities Transactions” until the material nonpublic information becomes public.

Rules and procedures for handling situations involving material nonpublic information are set forth in the Compliance and Procedures Manual. If in doubt, consult with the Chief Compliance Officer.

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Reporting of Material, Non-Public Information
Any Associated Person who possesses or believes that she/he may possess material, non-public information must report the matter immediately to the Chief Compliance Officer. The Chief Compliance Officer will review the matter and provide further instructions regarding appropriate handling of the information to the reporting individual.

1.5 Other Conduct

In addition to the “insider trading” rules and reporting personal securities transactions, Access Persons must observe specific substantive restrictions, as follows:

1.5.1 “Blackout Periods”

No purchasing of initial public offerings or any other designated security for personal, family or other beneficial accounts during any blackout period specified by Arin Risk Advisors, LLC or otherwise by regulation, without prior written approval of the Chief Compliance Officer. A blackout period may vary by the type of security or transaction being contemplated and will be specified by the Chief Compliance Officer when such information is distributed to Arin Risk Advisor’s Access Persons and/or employees.

1.5.2 Pending Transactions/Allocation of Investment Opportunities

No personal trades in a security during a pending Client buy/sell order in that security. Investment opportunities must first be offered to clients before the firm or any access person is permitted to participate in the purchase or sale of such security. Furthermore, all trade allocations must be equitably made to clients first (not Arin Risk Advisors, LLC or its Access Persons) and must not disadvantage the client to the benefit of Arin Risk Advisors, LLC or access person under any circumstances.

1.5.3 Public Commentary

Care should be taken in writing and publishing newsletters, analyses and other public commentary on markets, funds and other securities not to place the employee or the Company in a situation where a recommendation to buy or sell could be seen as conferring a personal benefit. If in any doubt, check with the Chief Compliance Officer.

           1.5.4 Gifts, Entertainment, and Training Expenses

Non-Cash Compensation, Defined: This term encompasses any form of compensation received by Arin Risk Advisors, LLC or any employee in connection with the sale and distribution of securities that is not cash compensation, including, but not limited to, merchandise, gifts and prizes, travel expenses, meals, lodging and securities.

The firm generally prohibits employees from accepting cash and non-cash compensation from vendors, sponsors, clients, or other business partners unless specifically approved by the Chief Compliance Officer. Cash, Gifts, trips, entertainment and any other perks or financial remuneration from clients or business partners (other than the occasional meal or memento) should typically be refused. The Chief Compliance Officer should be immediately informed when cash or non-cash compensation is offered or received.

Training and Education: Since various products and services are continuously offered, it is particularly important that employees receive educational opportunities whenever possible. Should employees of the firm attend training or education meetings held by a product sponsor or business partner, any related reimbursement or payment of expenses must be made to Arin Risk Advisors, LLC (not the employee individually, unless approved by the Chief Compliance Officer). Any such payment or reimbursement must not be conditioned by the offeror on the achievement of sales targets or other incentives, such as gathering a specific level of assets.

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1.5.5 Service on Boards of Directors, etc.

Service as a director or trustee of a public company or entity involved in the investment process should be avoided where “conflict of interest” issues might arise. Persons associated with Arin Risk Advisors, LLC are required to notify the Chief Compliance Officer in writing and receive written permission prior to becoming a member of any board or a trustee of any entity.

1.6 Review and Further Action

Arin Risk Advisors, LLC takes its responsibilities seriously to review employee activities to detect and deter conduct, which is, or could become, a violation of this Code of Ethics. All employees are required to report any suspected violations of this Code to the Chief Compliance Officer. Employees should know that they might be asked to explain, informally or otherwise, their conduct or documentation with which they are associated. If further investigation reveals a violation, Arin Risk Advisors, LLC may take further action, including placing the individual(s) involved under heightened supervision or restrictions, imposing internal penalties including canceling an improper employee securities trade disgorgement of ill-gotten profits or, in extreme cases, suspension or dismissal.

In certain cases the existence of violations may need to be disclosed to the SEC and/or state authorities with the consequent requirement that Form ADV be amended as well as the CRD/ IARD registrations on Form U-4 of the individuals involved. Corrective action may, in addition, involve unwinding improper client trades and other remedial action to make the client whole.

1.7 Books and Records

Arin Risk Advisors, LLC is required to maintain books and records related to the implementation of this Code of Ethics, in accordance with the provisions of SEC Rule 204-2. These include retention of the following in an easily accessible place for five years (and in the Arin Risk Advisors, LLC office for the first two of those years):

Documents                                Person(s) Responsible

Access Person listings	CCO
Receipts and Acknowledgments of this Code of Ethics	CCO
Holding Reports and actions taken	CCO
Transaction Reports and actions taken	CCO
Dated copies of this Code of Ethics and amendments	CCO
Documentation of any investigations, violations and remedies	CCO

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ACKNOWLEDGMENT

I have read the above Arin Risk Advisors, LLC Code of Ethics and agree to comply with the provisions contained therein.

ACCEPTED AND AGGREED TO:

Employee                                                                           Arin Risk Advisors, LLC

By: ___________________________	By: ___________________________

Name: ___________________________	Name: ___________________________

Title: ___________________________	Title:___________________________

Date: ___________________________	Date: ___________________________

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APPENDIX A

Personal Trading Pre-Approval Form

The purpose of this pre-clearance form is to document that the proposed transaction is in compliance with Section 1.2.7 “Pre Approvals” of the Arin Risk Advisors, LLC Code of Ethics.  Pre-approval must be granted prior to placing a trade and is valid for five (5) business days after approval.

1.	Buy: ☐ Sell: ☐ Short: ☐

2.	Security Name: ___________________________

3.	Security Type: Common Stock: ☐ Option: ☐ Debt: ☐ Other: ☐

4.	Exchange Ticker or CUSIP: ___________________________

5.	Number of Shares/Contracts/Principal: ___________________________

6.	Brokerage Account Number: ___________________________

Custodian: ___________________________

I hereby represent that, to the best of my knowledge, neither I nor the registered account holder: (1) is in possession of any material inside information concerning the security to which this request relates; (2) is engaging in any manipulative or deceptive trading activity; and have no other knowledge pertaining to this proposed transaction that constitutes a violation of ARA policy or securities laws.

I acknowledge that the Compliance Officer in his or her sole discretion has the right not to approve the trade, and I undertake to abide by his or her decision.

Employee

By: ___________________________

Name: ___________________________

Title: ___________________________

Date: ___________________________

Approval (to be completed by the CCO):                                                                                     Approved:  ☐                                      Disapproved: ☐

Arin Risk Advisors, LLC

By: ___________________________

Name: ___________________________

Title: ___________________________

Date: ___________________________

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APPENDIX B

Sample of Securities Account Statement Request Letter

<DATE>

<NAME OF CUSTODIAN>
<ADDRESS>
<CITY, STATE ZIP>

Re:           Account No.       ___________________________

Account Name    ___________________________

To Whom It May Concern:

As of <DATE>, please send monthly duplicate statements for the above listed accounts to:

Arin Risk Advisors, LLC
Attn: Chief Compliance Officer
300 Four Falls Corporate Center
Suite 200
West Conshohocken, PA 19428

This request is made pursuant to Arin Risk Advisors, LLC Code of Ethics.

Thank you for your immediate attention to this matter.

Sincerely,

<Name>

cc: <Name>

Arin Risk Advisors, LLC
CONFIDENTIAL

Code of Ethics

APPENDIX C

ARIN RISK ADVISORS, LLC
ANNUAL HOLDINGS REPORT

For Securities Directly or Indirectly Beneficially Owned                                                                                                                     As of:       <Date>

Name:   ___________________________                                                             Submission Date:  ___________________________

Please submit the following information below regarding securities in which you have a direct or indirect beneficial ownership interest:

▪
All holdings in Reportable Securities and Advised Funds as of no more than 45 days before this report is submitted.  (Please see the Code of Ethics for the definitions of Reportable Securities and Advised Funds).

▪	All securities accounts opened during the year.

This report must be returned within 30 days of the calendar year end.

HOLDINGS IN COVERED SECURITIES:
Name of Issuer	Exchange Ticker or CUSIP Number	Number of Shares/Contracts /Principal	Nature of Acquisition (Purchase or Other)	Nature of Interest (Direct or Indirect)	Name of Broker, Dealer or Bank Effecting Transaction

 ☐  If you had no Covered Securities holdings to report this year, please check here.

SECURITIES ACCOUNTS OPENED DURING THE CALENDAR YEAR:
Name of Broker, Dealer or Bank	Account Number	Names on Account	Date Account was Established	Type of Account

 ☐  If you did not establish a securities account during the year, please check here.

By signing this document, I represent and certify that:
▪	I certify that the above list is an accurate and complete listing of all securities in which I have a direct or indirect beneficial ownership interest;
▪	I have read and understood the most recent copy of Arin Risk Advisors, LLC Code of Ethics and agree to abide by its requirements.

ACCEPTED AND AGGREED TO:                                                                                  RECEIVED BY:

Employee                                                                                        Arin Risk Advisors, LLC

By: ___________________________	By: ___________________________

Name: ___________________________	Name: ___________________________

Title: ___________________________	Title:___________________________

Date: ___________________________	Date: ___________________________

Arin Risk Advisors, LLC
CONFIDENTIAL

Code of Ethics
APPENDIX D

ARIN RISK ADVISORS, LLC
QUARTERLY TRANSACTION REPORT

For Securities Directly or Indirectly Beneficially Owned                                                                                                                     As of:   <Date>

Name:   ___________________________                                                             Submission Date:  ___________________________

Please submit the following information below regarding securities in which you have a direct or indirect beneficial ownership interest:

▪	All transactions in Reportable Securities and Advised Funds (Please see the Code of Ethics for the definitions of Reportable Securities and Advised Funds).
▪	All securities accounts opened during the quarter.

The report must be returned within 30 days of the applicable calendar quarter end.

SECURITIES TRANSACTIONS:
Date of Transaction	Name of Issuer	Exchange Ticker or CUSIP Number	Number of Shares/Contracts/ Principal	Transaction Type	Price	Name of Broker, Dealer or Bank Effecting Transaction

  ☐ If you had no reportable transactions during the quarter, please check here.

SECURITIES ACCOUNTS OPENED DURING THE QUARTER:
Name of Broker, Dealer or Bank	Account Number	Names on Account	Date Account was Established	Type of Account

☐   If you did not establish a securities account during the year, please check here.

By signing this document, I represent and certify that:
▪	I certify that the all reported transactions were pre-approved by the Chief Compliance Officer in compliance with the Arin Risk Advisors, LLC Code of Ethics;
▪	I have I have included all new securities accounts as required by the Arin Risk Advisors, LLC Code of Ethics.

ACCEPTED AND AGGREED TO:                                                                                RECEIVED BY:

Employee                                                                                       Arin Risk Advisors, LLC

By: ___________________________	By: ___________________________

Name: ___________________________	Name: ___________________________

Title: ___________________________	Title:___________________________

Date: ___________________________	Date: ___________________________

Arin Risk Advisors, LLC
CONFIDENTIAL

Code of Ethics
APPENDIX E

Restricted Securities List – January 2010

The following securities are Restricted:

Name of Issuer	Exchange Ticker or CUSIP Number
H&R Block, Inc. Common Stock	HRB

Arin Risk Advisors, LLC
CONFIDENTIAL